UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 21, 2013

TNI BioTech, Inc.
 (Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

20-1968162
(Commission File Number)	(IRS Employer Identification No.)

6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(888) 613-8802
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

The U.S. Food and Drug Administration (“FDA”) has agreed to an End of Phase 2 meeting with TNI BioTech, Inc. (“TNIB” or the “Company”) on August 20, 2013 to discuss the Company’s clinical development program and Chemistry and Manufacturing Control (“CMC”) plans for Met-enkephalin (“MENK”) in combination with gemcitabine in the treatment of pancreatic cancer. During the meeting, TNIB will discuss the proposed plans for a Phase 3 study, the FDA’s requirements for the size of the safety population and the adequacy of the completed preclinical studies that will support a marketing application.

Once TNIB receives approval from the FDA for Phase 3 protocols for pancreatic cancer the Company will present final budgets to Hubei Qianjiang Pharmaceutical Co., Ltd, as Hubei Qianjiang will be responsible for funding the clinical trials under the framework agreement. TNIB hopes to begin Phase 3 trials in the first quarter of 2014.

Item 9.01    Financial Statements and Exhibits.

99.1                      FDA Meeting Request Granted Letter

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNI BioTech, Inc.

Date: July 9, 2013	By:	/s/ Noreen Griffin
Noreen Griffin
Chief Executive Officer

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